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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT


        This will confirm the agreement by and among all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of shares of common stock, par value $.01 per share, of AHL Services, Inc. is being filed on behalf of each of the undersigned.

        This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute but one and the same instrument.


Date:  April 7, 2003


                                       /s/ Frank A. Argenbright, Jr.
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                                       Frank A. Argenbright, Jr.


                                       /s/ A. Clayton Perfall
                                       ---------------------------------------
                                       A. Clayton Perfall